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                           GTE Southwest Incorporated

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                               Six Months Ended
(Dollars in Millions)                                            June 30, 2002
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
Income before provision for income taxes                                $ 147.9
Interest expense                                                           27.2
Portion of rent expense representing interest                               9.2
Amortization of capitalized interest                                         .3
                                                            --------------------
Earnings, as adjusted                                                   $ 184.6
                                                            ====================
Fixed charges:
Interest expense                                                        $  27.2
Portion of rent expense representing interest                               9.2
Capitalized interest                                                         .3
                                                            --------------------
Fixed Charges                                                           $  36.7
                                                            ====================
Ratio of Earnings to Fixed Charges                                         5.03
                                                            ====================
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